Dated: June 11, 1985


BEAR, STEARNS & CO.
55 Water Street
New York, new York 10041


                          AGREEMENT AMONG UNDERWRITERS


                                                        Participation 100 Units


Gentlemen:

         We hereby agree with you and the other Underwriters listed in Schedule A hereto, severally (the "Underwriters") with respect to the underwriting of _______ Units, subject to adjustment as provided in Section 13, (the "Units") of fractional undivided interest in the above unit investment trust (the "Trust") to be created by a Trust Agreement substantially in the form delivered to us (the "Trust Agreement") under which you will act as Depositor, United States Trust Company of New York will act as Trustee and Standard & Poor's Corporation will act as Evaluator. The Units shall be represented by the certificates of ownership (the "Certificates") to be received in exchange for the debt obligations ("Debt Obligations") to be acquired hereunder upon the deposit of such Debt Obligations in the Trust.

         We authorize you, acting as Managing Underwriter and in our behalf, to take all such action as you in your discretion may deem necessary or advisable in order to carry out the provisions of this Agreement and of the Trust Agreement and the sale and distribution of the Units. We agree to execute such powers of attorney evidencing the powers granted to you under this Agreement upon your request in such form and at such times as you deem appropriate and advisable.

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         We hereby  agree to sell Trust  Units only in those  states  where the
Units have been qualified for sale as indicated in the Blue Sky memorandum provided to us by you. We further agree to provide you with such additional information that you may request in connection with the registration of Trust Units in any state.

         1. REGISTRATION OF TRUST AND UNITS. We understand that (i) a registration statement will be filed with the Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940 (the "1940 Act") for the purpose of registering the Trust under the 1940 Act; (ii) a registration statement will be filed with the Commission under the Securities Act of 1933, as amended (the "1933 Act"), to register the Units under the 1933 Act (The 1933 Act Registration Statement as amended at the time it becomes effective is hereafter referred to as the "Registration Statement" and the related Prospectus contained therein is hereafter referred to as the "Prospectus". The date as of which such Registration Statement is declared effective by the Commission is hereafter referred to as the "Effective Date"); and (iii) the Trust will take all necessary action under the Blue Sky or securities laws of the states where it is proposed that the Units may be offered and sold to qualify the Units for public offer and sale as indicated in the preliminary Blue Sky memorandum that has been provided to us. We understand that neither you nor any of the other Underwriters make any representations or warranties or assume any responsibility with respect to the foregoing except pursuant to the indemnity set forth in Section 10 hereof and except to the extent required by express provisions of the 1933 Act, the 1940 Act or other applicable law.

         We hereby authorize you to take all such action on our behalf related to the above as you or your counsel shall deem necessary and advisable and to file and approve on our behalf any and all amendments or supplements to said registration statements and related filings as you or your counsel deem necessary and advisable. We confirm that we agree to furnish you upon your request with such information as will be required to insure that such registration statements. the Prospectus and all other related documents are correct in so far as they relate to us,

         2. ACCUMULATION ACCOUNT. We authorize you as our agent and attorney in fact and as Depositor to purchase and accumulate Debt Obligations for deposit in the Trust. Debt Obligations so purchased shall be deposited in an "Accumulation Account" and shall hereafter be referred to as the "Underlying Debt Obligations". The Underlying Debt Obligations shall consist of obligations of the type and quality described in the Prospectus. We agree that you shall have no liability with respect to the issue, form, validity, legality, enforceability, value of, tax status or title to the Underlying Debt
Obligations. We authorize you to execute on our behalf an appropriate "investment letter" with respect to any Underlying Debt Obligations purchased on a private placement basis.

         You are authorized to sell. exchange or otherwise dispose of Underlying Debt Obligations from the Accumulation Account, including those Underlying Debt Obligations purchased for the Account but not deposited in the Trust, for such consideration as you shall deem appropriate and in the best interests of the Accumulation Account. All profits and losses from such transactions shall be included in the final computation of profit and losses of the Accumulation Account. All profits and losses from the purchase, accumulation and deposit of the Underlying Debt Obligations in the Trust. adjusted to reflect expenses and carrying charges, shall be recorded in the Accumulation Account and shall be shared among the Underwriters in accord with their respective elections set forth on the signature page hereof. As Depositor. you shall be entitled to all remaining profit and correspondingly, shall be obligated for all losses of the Accumulation Account not expressly allocated among the Underwriters in accord with such elections.

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         The  principal  amount  of  the  Underlying  Debt  Obligations  to  be purchased shall not exceed $1,000 per Unit and their average cost to the Accumulation Account shall not exceed $1,025 per Unit.

         We  authorize  you to purchase  Underlying  Debt  Obligations  for the
Accumulation Account from any seller, including you and any of the Underwriters. Such purchases may be at the current market price then in effect (as reasonably determined by you); provided, however, if any Underwriter is a member of a syndicate underwriting an original issue and is prohibited by price restrictions of the syndicate from reselling Debt Obligations at less than a certain price, then the purchase price of such Underlying Debt Obligations to the Accumulation Account shall be the lowest price permitted by such restrictions.

         We shall furnish to you in writing any information regarding Underlying Debt Obligations sold by us to the Accumulation Account which you deem necessary for inclusion in the Prospectus, including the date on which such Debt Obligations were acquired by us, the price of acquisition, and, if the sale is made by us as a member of another underwriting syndicate, our takedown retained as a member of such syndicate. If Underlying Debt Obligations purchased from us were initially acquired by us from the manager of a syndicate of which we are or were a member or manager, we agree that there shall be furnished to you in writing such estimates as to our participation in the profit to the syndicate resulting from such sale as may be practicable under the circumstances.

         If at any time prior to the deposit of Underlying Debt Obligations in the Trust you shall determine that it is impracticable or inadvisable to complete the acquisition of Underlying Debt Obligations because of unfavorable market conditions or for other reasons adversely affecting such acquisition or the offering of Units hereunder, we authorize you to sell for the Accumulation Account the Underlying Debt Obligations acquired prior to such determination in such manner, at such times and at such prices as you shall deem advisable. As soon as practicable after all of the Underlying Debt Obligations have been sold pursuant to this paragraph, this Agreement shall be terminated and our account hereunder settled in the manner stated in Section 12.

         3. FINANCING OF ACCUMULATION ACCOUNT. From time to time during the term of this Agreement, we agree to transmit to you upon your request a certified or official bank check to your order in an amount not in excess of 10% of our respective Underwriting Percentage shares in the Accumulation Account to serve as margin in carrying the Underlying Debt Obligations and the Units received upon deposit of the Underlying Debt Obligations in the Trust and for the other purposes of this Agreement.

         We authorize you to advance your own funds or to arrange loans (including repurchase agreements) for the Accumulation Account for the purposes of carrying the Underlying Debt Obligations and the Units and of carrying out the other purposes of this Agreement and in connection therewith to hold or pledge as security all or any of the Underlying Debt Obligations and the Units. You may deliver any note or other instrument in connection with such transactions as you may deem necessary or advisable. Any lender or purchaser is hereby authorized to accept your instructions with respect thereto.

         4. TRUST DEPOSIT AND CERTIFICATES. We authorize you, acting as our agent and in our behalf, to deposit the Underlying Debt Obligations in the Trust at such time after the acquisition of the Underlying Debt Obligations as you deem appropriate and to receive in exchange therefor for our account Certificates representing our Unit Commitment in the Trust. We authorize you to retain custody of the Certificates until delivered to us or sold for our account in accordance with this Agreement.

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         You may deliver to us from time to time against payment,  for carrying purposes only, any Certificates representing Units which you are holding for sale for our account but which have not been sold and paid for. We will redeliver to you against payment any such Certificates so delivered to us for carrying purposes at such times as you may demand.

         5. PUBLIC OFFERING OF TRUST UNITS. A public offering of the Units is to be made as soon after the Effective Date as in your judgment is advisable. You shall notify us promptly be telephone and confirm by mail or telegram when the public offering is to commence (the "Public Offering Date"). The public offering is to be made by means of the prospectus and at the public offering price, terms and conditions set forth in the Prospectus. We authorize you to change the terms and conditions of the public offering as you deem advisable. You are authorized to make public advertisements of the offering on such dates and in such form as you shall determine.

         We also confirm that we will take reasonable steps to provide the preliminary prospectus prior to the Effective Date and the Prospectus thereafter to any person making written request to us. We understand that our requests for sufficient copies of such prospectuses will be processed by your printer.

         6.   PURCHASE  OF  UNITS  BY  THE   UNDERWRITERS.   The  sales  charge
contemplated in this transaction is an amount per Unit as described in the Prospectus. The amount set forth in Schedule B hereto will constitute the per Unit sales takedown ("Underwriters' Takedown"). The sales charge less the Underwriters' Takedown will accrue to you as Managing Underwriter.

         Upon notification from you that the public offering is to commence, we hereby agree with you and the several other Underwriters to purchase Certificates representing our Unit Commitment on the Public Offering Date. The price to be paid for each such Unit shall be the public offering price on such Date plus the per Unit accrual of interest to the settlement date (estimated at five business days thereafter) less the Underwriters' Takedown. Such payment is to be made by delivering to you within five business days of the Public Offering date, a certified or bank cashier's check in New York City Clearing House funds payable to the order of Bear, Steams & Co. At the Public Offering Date, we will become the owner of such Units and be entitled to the benefits and subject to the risks inherent therein.

         We will offer to the public in conformity with the terms of the offering and at the then effective public offering price described in the Prospectus any of our Units not reserved by you for sale to retail accounts or to dealers or sold by us directly to dealers as herein authorized. When requested by us from time to time, you shall furnish to us the then effective public offering price.

         We may sell to dealers part or all of the Units delivered to us for direct sale at the then effective public offering price, plus accrued interest, less he dealer' concession set forth in the Prospectus, subject to your right to change such concession from time to time. Any Units purchased by us after the Public Offering Date as a result of an increase in our Unit Commitment pursuant to Section 11 or which are delivered to us for direct sale pursuant to
Section 7 will be purchased by us at the then effective public offering price plus accrued interest, less the Underwriters' Takedown.

         7. DIRECT SALES AUTHORIZATION. We authorize you to sell for our account to retail accounts or to dealers (including one or more of the Underwriters) such of our Units as you shall determine. Sales of Units to retail accounts or to dealers shall be made for the account of any Underwriter in such manner as you may deem appropriate. Our liability to take and pay for Units under this Agreement shall be reduced to reflect any such sales of Units for our account. You shall advise us

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promptly on the Public  Offering Date as to our Units  reserved by you for sale to retail accounts or to dealers pursuant to this paragraph. You may advise us at any time thereafter that any Units so reserved for sale for our account and not sold are no longer so reserved and we shall then be responsible to take and pay for such Units as if they had not been reserved.

         You shall deliver to us for direct sale any Units held by you for our account and not reserved for sale to retail accounts or to dealers, and, with your consent, any Units held for our account which are so reserved from time to time in accordance with our instructions, and, upon payment to you by us of the then effective public offering price of such Units, plus accrued interest, adjusted for the Underwriters' Takedown.

         We authorize you to sell for our account to other Underwriters such of our Units held by you for our account as you shall determine which are not reserved by you for sale to retail accounts or to dealers or, in accord with the preceding paragraph, delivered to us for direct sale provided that (i) such sales shall be made only to Underwriters to whom you shall have delivered all of their Units not reserved for sale to retail accounts or to dealers and (ii) such sales shall be made for the account of each Underwriter for whose account you hold unreserved Units in such manner as you may deem appropriate.

         You may, and any of the other Underwriters may with your consent, make purchases and sales of Units from or to any other Underwriter at the then effective public offering price, plus accrued interest, adjusted for the Underwriters' Takedown.

         You shall advise us as soon as practicable of any sales made by you for our account pursuant to this Section 7.

         From time to time prior to the termination of this Agreement. on your request, we will advise you of Units remaining unsold which were delivered to us, and, on your request, we shall deliver to you any such Units remaining unsold for sale for our account to retail accounts or, adjusted for the Underwriters' Takedown, to other Underwriters or dealers, all in the manner and subject to the limitations stated above.

         We understand that any Units sold for our account to retail accounts will be subject to a discount per Unit on purchases of 100 Units or more, as described in the Prospectus.

         8. UNIT REPURCHASES. We understand and agree that you may, but are not obligated, to repurchase any Units which are tendered or offered to you by the holders thereof. If, during the term of this Agreement, you purchase or contract to purchase for the account of any Underwriter in the open market or otherwise Certificates for any Units which were retained by, or released to, us for direct sale, or any Certificates which may have been issued in exchange therefor or if any such Units shall be tendered to the Trustee for redemption, and which Units were therefore not effectively placed for investment by us, we authorize you either to charge our account with an amount equal to the concession to dealers with respect thereto, or to require us to repurchase such Units at a price equal to the total cost of such purchase, including accrued interest and commissions, if any, and transfer taxes on the redelivery.

         We agree that, until the termination of this Agreement, we will make no purchase of the Units other than (i) purchases provided for in this Agreement, (ii) purchases approved by you and (iii) purchases as a broker in executing unsolicited orders.

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         9. LEGAL OPINION AND ACCOUNTANTS'  LETTER.  After  notification of the
Effective Date has been released by the Securities and Exchange Commission, there shall be furnished to us copies of all legal opinions and accountants' reports which are delivered to you as Depositor, the Trustee and the Trust.

         10. INDEMNIFICATION. We agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act of 1933 from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus as amended and supplemented or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon or in conformity with information furnished to you by us for use in the preparation of the Registration Statement or the Prospectus or any amendment or supplement thereto. This indemnity agreement will be in addition to any liability which we may otherwise have.

         In case any action shall be brought against any Underwriter or any person controlling such Underwriter based upon the Registration Statement or the Prospectus or any amendment or supplement thereto in respect of which indemnity may be sought against us, if such Underwriter shall promptly notify us in writing, we shall assume the defense thereof, including the employment of counsel and the payment of all expenses. Any Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel has been specifically authorized by us. We shall not be liable for any settlement of any such action effected without our consent but if settled with our consent or if there be a final judgment for the plaintiff in any such action, we agree to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss or liability by reason of such settlement or judgment.

         The indemnity agreement contained in this Section 10 shall remain operative and in full force and effect regardless of (i) the termination of this Agreement and (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter.

         11. SUBSTITUTION. Until the termination of this Agreement, we authorize you to arrange for the substitution hereunder of other persons, who may include you and us, for all or any part of the commitment of any non-defaulting Underwriter with the consent of such Underwriter, and of any defaulting Underwriter without his consent, upon such terms and conditions as you may deem advisable, provided that such substitution shall not in any way affect the liability of any defaulting Underwriter to the other Underwriters for damages from such default, nor relieve any other Underwriter of any obligation under this Agreement. The expenses chargeable to the account of any defaulting Underwriter and not paid for by it or by the person substituted for such Underwriter and any additional losses or expenses arising from such default shall be considered to be expenses of the underwriting account and shall be charged against the accounts of the non-defaulting Underwriters in proportion to their respective Underwriting Percentages.

         In the event that you shall for any reason cease to act as Depositor of the Trust prior to the termination of the Trust Agreement, we hereby authorize the Trustee to select a substitute Depositor as provided in the Trust Agreement.


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         12.  TERMINATION.  This  Agreement  shall  terminate 30 days after the
Public Offering Date unless sooner terminated by you, provided that you may extend this Agreement for not more than four successive periods of 30 days each upon notice to us and each of the other Underwriters.

         Upon termination of this Agreement, or prior thereto, at your discretion, (i) you shall deliver to us Certificates for any Units received by you for our account and not theretofore delivered to us and Certificates for any Units held by you for our account and (ii) after (a) crediting to our account advances made by us to you pursuant to Section 3 and payments made to you on account of Units sold by you for our account or delivered by you to us,
(b) charging or crediting to our account our share of any profit or loss in the Accumulation Account and (c) making such other credits or charges to our account as are authorized by the provisions of this Agreement, our account hereunder shall be settled and any amount due and owing thereunder shall be paid by you or by us, as the case may be. The determination by you as Depositor and Managing Underwriter of the amount to be paid to or by us in settlement of our account shall be final and conclusive.

         Notwithstanding any settlement on the termination of this Agreement, we agree to pay our Underwriting Percentage share of any amount payable on account of any claim, demand or liability which may be asserted against the Underwriters, or any of them, based on the claim that the Underwriters constitute an association, unincorporated business or other separate entity and our Underwriting Percentage of any expenses incurred by you in defending against any such claim, demand or liability. We also agree to pay any stamp taxes which may be assessed and paid after such settlement on account of any Units received or sold hereunder for our account.

         Notwithstanding any termination of this Agreement, no sale of the Units shall be made by us at any time except in conformity with the provisions of Section 22(d) of the 1940 Act.

         We agree that if, within ninety days from the time the Registration Statement shall have become effective, either (i) the net worth of the Trust shall be reduced to less than $100,000 or (ii) the Trust shall have been terminated, then we will refund, on demand and without deduction, all sales charges to purchasers of Units from us or any dealer participating in the distribution of our Units.

         13. UNDERWRITING COMMITMENT. We hereby commit on the terms and conditions of this Agreement to purchase and pay for the number of Units set forth opposite our name in Schedule A ("Unit Commitment"). Except for the right to decrease our Unit Commitment granted to you above, and except as provided in
Section 11, our Unit Commitment may be increased or decreased only by mutual written agreement between us and you at any time prior to the date the Underlying Debt Obligations are deposited in the Trust.

         Our percentage interest ("Underwriting Percentage") and the percentage interest of each Underwriter in the total Units to be offered shall be as expressed by the following ratio:

                  Unit commitment = Underwriting Percentage
                    Total Units

         The final determination of the respective Underwriting Percentages of all Underwriters shall be made by you as of the date the Underlying Debt Obligations are deposited in the Trust.

         You are authorized to increase or decrease the number of Units (and, correspondingly, the amount of Underlying Debt Obligations) to be offered by a maximum of 50% if you shall deem it advisable and practicable to do so. In the event you shall elect to decrease the number of Units hereunder, you shall

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



have the right but not the obligation to decrease our Unit Commitment proportionately by notifying us of such election by telephone and promptly confirm by telegraph or writing.

         You are authorized to amend Schedule A to add additional Underwriters as you deem advisable in which case such Underwriters shall be deemed to have been parties to this Agreement as of the date of its confirmation by you. Any deletion of Underwriters from Schedule A by you to reflect their withdrawal from this underwriting participation shall be subject to reservation of all our rights with respect to them conferred in us by this Agreement.

         14.   MISCELLANEOUS.   Default  by  any  one  or  more  of  the  other
Underwriters in respect of their several obligations under this Agreement shall not release us from any of our obligations hereunder.

         Nothing herein contained constitutes us partners with you or with the other Underwriters and the obligations of ourselves and of each of the other Underwriters are several and not joint.

         Nothing herein contained shall be deemed to protect or purport to protect any person against any liability to the Trust or the Certificateholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of the duties of such person, or by reason of such person's reckless disregard of such person's obligations and duties under this Agreement.

         Notices hereunder shall be deemed to have been duly given if telephoned and then promptly mailed or telegraphed to us at our address set forth in the Underwriters' Questionnaire which we have furnished to you, or to you at your address set forth at the head of this Agreement.

         The headings contained in this Agreement are for reference purposes only and shall not affect its meaning or interpretation.

         15. UNDERWRITING PARTICIPANTS. This Agreement is being executed by us and delivered to you in duplicate. Upon your confirmation hereof and of Agreements in identical form with each of the other Underwriters, this Agreement shall constitute a valid and binding contract between us.

         If you elect Option A with respect to your participation in the Accumulation Account, you must return a signed copy of this Agreement, noting your election, to the undersigned, not later than the date set forth on page 1 of this Agreement.


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



         We hereby elect to participate in the Accumulation Account, as follows:

         A.       __________        We shall share in the aggregate
                  initial           profit or loss, as the case may be,
                                    of the Accumulation Account to the
                                    extent of our Underwriting Percent-
                                    age of such aggregate profit or loss.

         B.       __________        We shall share in only the aggre-
                  initial           gate profit of the Accumulation
                                    Account   to  the  extent  of  50%  of  our
                                    Underwriting Percentage of such profit and shall not be liable for any loss in such account.


                                    Very truly yours,








C/M:  11939.0001  407242.1
                                                        -9-

Confirmed as of the date set forth
on page 1 of this Agreement.

BEAR, STEARNS & CO.
Depositor and Managing Underwriter


Acting  severally  on its  own  behalf
and on  behalf  of  the  other  several
Underwriters named in Schedule A hereto.



                                   Schedule A

                           Underwriting Participation


Name and Address         Unit Commitment                             Underwriting Percentage

Bear, Steams & Co.       [Pending delivery of the definitive Schedule A, Bear, Stearns & Co.'s
55 Water Street          Unit Commitment  (and  Underwriting  Percentage  shall be the number of
                         Units which have not been committed for by other Under-
New York, N.Y. 10041     writers we have become parties to this Agreement.]



                                   Schedule B

                            Underwriters' Takedown*

                    Municipal Trusts:                 $38.00 per unit
                    Municipal Discount Trusts:        $22.50 per unit


-----------------

* Subject to change upon written notice to each Underwriter by the Depositor.



C/M:  11939.0001  407242.1
                                                       -10-

                                                  Dated As Of December 31, 1986


Bear, Stearns & Co. Inc.
55 Water Street
New York, New York  10041


                      MASTER AGREEMENT AMONG UNDERWRITERS


                Bear, Stearns & Co. Inc. Unit investment Trusts


Gentlemen:

               We understand that you, Bear, Stearns & Co. Inc. ("Bear Stearns") are entering into this agreement (the "Agreement") in counterparts with us and other firms who may be underwriters for issues of any Bear Stearns Unit Investment Trust for which you will act as depositor (the "Depositor"). This Agreement shall apply to any offering on or after December 31, 1986 of units of fractional undivided interests (the "Units") in any Bear Stearns Unit Investment Trust, in which we elect to act as an underwriter (the underwriters with respect to each such trust, including you, being hereinafter called the "Underwriters") after receipt of an oral or written notice ("Notice") from you stating the name, size and proposed date of offering of such trust and that our participation as an underwriter in the proposed offering shall be subject to the provisions of this Agreement. We understand that you are not obligated to give Notice to us and invite us to participate in the underwriting of any such trust. We understand that each trust is to be created by a Trust Agreement substantially in the form delivered to us (the "Trust Agreement") under which you will act as Depositor, United States Trust Company of New York will act as Trustee and Standard & Poor's Corporation will act as Evaluator. The Units shall be represented by the certificates of ownership (the "Certificates") to be received in exchange for the underlying debt obligations ("Debt Obligations") to be acquired hereunder upon the deposit of such Debt Obligations in the trust. Each trust which we agree to underwrite subject to this Agreement is hereinafter referred to as the "Trust".

               We hereby appoint you Managing Underwriter and authorize you in our behalf, to take all such action as you in your discretion may deem necessary or advisable in order to carry out the provisions of this Agreement and of the Trust Agreement and the sale and distribution of the Units. We agree to execute such powers of attorney evidencing the powers granted to you under this Agreement upon your request in such form and at such times as you deem appropriate and advisable.

               We hereby agree to sell Units only in those states where the Units have been qualified for sale as indicated in the Blue Sky memorandum provided to us by you. We further agree to provide you with such additional information that you may request in connection with the registration of Units in any state.

               It is understood that you assume no responsibility with respect to the right of any Underwriter or other person to offer or to sell Units in any jurisdiction, notwithstanding any information which you may furnish as to the jurisdictions under the securities laws of which it is believed, based upon a Blue Sky survey performed by your counsel, the Units may be sold.

               If any Underwriter proposes to offer Units outside the United States, or in a state in which the offering has not been registered, its territories or its possessions, such Underwriter will take, at its own

C/M  11939.0001 407239.1
expense, such action, if any, as may be necessary to comply with the laws of each jurisdiction, domestic or foreign, in which it proposes to offer Units.


               1. Registration Of Trust And Units. We understand that (i) a registration statement will be filed with the Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940 (the "1940 Act") for the purpose of registering the Trust under the 1940 Act; (ii) a registration statement will be filed with the Commission under the Securities Act of 1933, as amended (the "1933 Act"), to register the Units under the 1933 Act (The 1933 Act Registration Statement as amended at the time it becomes effective is hereafter referred to as the "Registration Statement" and the related Prospectus contained therein is hereafter referred to as the "Prospectus." The date as of which such Registration Statement becomes effective pursuant to the 1933 Act by Commission order is hereafter referred to as the "Effective Date"); and (iii) the Trust will take all necessary action under the Blue Sky or securities laws of the states where it is proposed that the Units may be offered and sold to qualify the Units for public offer and sale as indicated in the preliminary Blue Sky memorandum that is provided to us. We understand that neither you nor any of the other Underwriters make any representations or warranties or assume any responsibility with respect to the foregoing except pursuant to the indemnity set forth in Section 11 hereof and except to the extent required by express provisions of the 1933 Act, the 1940 Act or other applicable law.

               We hereby authorize you to take all such action on our behalf related to the above as you or your counsel shall deem necessary and advisable and to file and approve on our behalf any and all amendments or supplements to said registration statements and related filings as you or your counsel deem necessary and advisable. We confirm that we agree to furnish you upon your request with such information as will be required to insure that such registration statements, the Prospectus and all other related documents are correct in so far as they relate to us.


               2. Unit Commitment. We authorize you, acting as our agent and on our behalf, to receive in exchange for the Underlying Debt Obligations, the Units representing a fractional undivided interest in the Trust up to the number of Units which we have advised you by telegraph, telegram or other form of facsimile transmission substantially in the form of Schedule B hereto that we agree to purchase (the "Acceptance"). We understand that the Acceptance must be received by you by the close of business on the day preceding the Date of Deposit (as defined in the Indenture). We further agree that the Underwriters to be subject to this Agreement for the Trust shall be those who have given Acceptances and are named in the Prospectus. We herewith authorize you to cause the Registration Statement as first filed with the Securities and Exchange Commission in accordance with Paragraph 1 hereof (the "Registration Statement") to be amended to include in the Prospectus the amount of Units of the Trust which we have agreed to underwrite (our "Unit Commitment"). We agree that notwithstanding our failure to send the Acceptance to you in the manner set forth in this paragraph, our acceptance of delivery of the Units subsequent to the Date of Deposit shall be deemed to be an Acceptance in accordance with the provisions hereof.

               The number of Units of each Trust to be underwritten hereunder is unlimited and it is understood that you may increase the number of Units specified in the Registration Statement, or you may decrease the number of Units, if you shall deem it advisable and practicable to do so. You may permit any Underwriter to increase its Unit Commitment (by written agreement) or additional underwriters to become parties to this Agreement (the addition of new parties hereto to be evidenced in each case by an agreement substantially in the form of this Agreement to be entered into between you and

                                            -2-
C/M  11939.0001 407239.1
any such new party). You may decrease our Unit Commitment by any amount, including to zero, by notifying us by telephone, such notice to be confirmed in writing. Apart from the authorized decrease provided for in this Paragraph, the number of Units to be underwritten by each of us shall not be changed from the amount set forth in our Acceptance without our written consent.


               3. Accumulation Account. We authorize you as our agent and attorney in fact and as Depositor to purchase and accumulate Debt Obligations for deposit in the Trust. Debt Obligations so purchased shall be deposited in an "Accumulation Account" and shall hereafter be referred to as the "Underlying Debt Obligations." The Underlying Debt Obligations shall consist of obligations of the type and quality described in the Prospectus. We agree that you shall have no liability with respect to the issue, form, validity, legality, enforceability, value of, tax status or title to the Underlying Debt Obligations. We authorize you to execute on our behalf an appropriate "investment letter" with respect to any Underlying Debt Obligations purchased on a private placement basis.

               You are authorized to sell, exchange or otherwise dispose of Underlying Debt Obligations from the Accumulation Account, including those Underlying Debt Obligations purchased for the Accumulation Account but not deposited in the Trust, for such consideration as you shall deem appropriate and in the best interests of the Accumulation Account. All profits and losses from such transactions shall be included in the final computation of profit and losses of the Accumulation Account. All profits and losses from the purchase, accumulation and deposit of the Underlying Debt Obligations in the Trust, adjusted to reflect expenses and carrying charges, shall be recorded in the Accumulation Account and shall be shared among the Underwriters in accord with their respective elections set forth in Schedule B. In addition, you are authorized to deduct from the Accumulation Account the costs of any advertising that you purchase on behalf of you and all the Underwriters in accordance with
Section 15 hereof. As Depositors, you shall be entitled to all remaining profit and, correspondingly, shall be obligated for all losses of the Accumulation Account not expressly allocated among the Underwriters in accord with such elections.

               We authorize you to purchase Underlying Debt Obligations for the Accumulation Account from any seller, including you and any of the Underwriters. Such purchases may be at the current market price then in effect (as reasonably determined by you); provided, however, if any Underwriter is a member of a syndicate underwriting an original issue and is prohibited by price restrictions of the syndicate from reselling Debt Obligations at less than a certain price, the purchase price of such Underlying Debt Obligations to the Accumulation Account shall be the lowest price permitted by such restrictions.

               We shall furnish to you in writing any information regarding Underlying Debt Obligations sold by us to the Accumulation Account which you deem necessary for inclusion in the Prospectus, including the date on which such Debt Obligations were acquired by us, the price of acquisition, and, if the sale is made by us as a member of another underwriting syndicate, our takedown retained as a member of such syndicate. If Underlying Debt Obligations purchased from us were initially acquired by us from the manager of a syndicate of which we are or were a member or manager, we agree that there shall be furnished to you in writing such estimates as to our participation in the profit to the syndicate resulting from such sale as may be practicable under the circumstances.

               If at any time prior to the deposit of Underlying Debt Obligations in the Trust you shall determine that it is impracticable or inadvisable to

                                            -3-
C/M  11939.0001 407239.1
complete the acquisition of Underlying Debt Obligations because of unfavorable market conditions or for other reasons adversely affecting such acquisition or the offering of Units hereunder, we authorize you to sell for the Accumulation Account the Underlying Debt Obligations acquired prior to such determination in such manner, at such times and at such prices as you shall deem advisable. As soon as practicable after all of the Underlying Debt Obligations have been sold pursuant to this paragraph, this Agreement shall be terminated and our account hereunder settled in the manner stated in Section 13.


               4. Financing Of Accumulation Account. From time to time during the term of this Agreement, we agree to transmit to you upon your request a certified or official bank check to your order in an amount not in excess of 10% of our respective Underwriting Percentage shares in the Accumulation Account to serve as margin in carrying the Underlying Debt Obligations and the Units received upon deposit of the Underlying Debt Obligations in the Trust and for the other purposes of this Agreement.

               We authorize you to advance your own funds or to arrange loans (including repurchase agreements) for the Accumulation Account for the purposes of carrying the Underlying Debt Obligations and the Units and of carrying out the other purposes of this Agreement and in connection therewith to hold or pledge as security all or any of the Underlying Debt obligations and the Units. You may deliver any note or other instrument in connection with such transactions as you may deem necessary or advisable. Any lender or purchaser is hereby authorized to accept your instructions with respect thereto.


               5. Trust Deposit And Certificates. We authorize you, acting as our agent and in our behalf, to deposit the Underlying Debt Obligations in the Trust at such time after the acquisition of the Underlying Debt Obligations as you deem appropriate and to receive in exchange therefor for our account Certificates representing our Unit Commitment in the Trust. We authorize you to retain custody of the Certificates until delivered to us or sold for our account in accordance with this Agreement.

               You may deliver to us from time to time against payment, for carrying purposes only, any Certificates representing Units which you are holding for sale for our account but which have not been sold and paid for. We will redeliver to you against payment any such Certificates so delivered to us for carrying purposes at such times as you may demand.


               6. Public Offering Of Trust Units. A public offering of the Units is to be made as soon after the Effective Date as in your judgment is advisable. You shall notify us promptly by telephone and confirm by mail or telegram when the public offering is to commence (the "Public Offering Date"). The public offering is to be made by means of the Prospectus and at the public offering price, terms and conditions set forth in the Prospectus. We authorize you to change the terms and conditions of the public offering as you deem advisable.

               We also confirm that we will take reasonable steps to provide the preliminary prospectus prior to the Effective Date and the Prospectus thereafter to any person making written request to us. We understand that our requests for sufficient copies of such prospectuses will be processed by your printer.


               7. Purchase Of Units By The Underwriters. The sales charge contemplated in this transaction is an amount per Unit as described in the

                                            -4-
C/M  11939.0001 407239.1

Prospectus. The amount set forth in Schedule B hereto will constitute the per Unit sales takedown ("Underwriters' Takedown"). The sales charge less the Underwriters' Takedown will accrue to you as Managing Underwriter.

               Upon notification from you that the public offering is to commence, we hereby agree with you and the several other Underwriters to purchase Certificates representing our Unit Commitment on the Public Offering Date. The price to be paid for each such Unit shall be the public offering price on such Date plus the per Unit accrual of interest to the settlement date (estimated at five business days thereafter) less the Underwriters' Takedown. Such payment is to be made by delivering to you within five business days of the Public Offering Date, a certified or bank cashier's check in New York City Clearing House funds payable to the order of Bear, Stearns & Co. Inc. At the Public Offering Date, we will become the owner of such Units and be entitled to the benefits and subject to the risks inherent therein.

               We will offer to the public in conformity with the terms of the offering and at the then effective public offering price described in the Prospectus any of our Units not reserved by you for sale to retail accounts or to dealers or sold by us directly to dealers as herein authorized. When requested by us from time to time, you shall furnish to us the then effective public offering price.

               We may sell to dealers part or all of the Units delivered to us for direct sale at the then effective public offering price, plus accrued interest, less the dealer's concession set forth in the Prospectus, subject to your right to change such concession from time to time. Any Units purchased by us after the Public Offering Date as a result of an increase in our Unit Commitment pursuant to Section 12 or which are delivered to us for direct sale pursuant to Section 8 will be purchased by us at the then effective public offering price plus accrued interest, less the Underwriters' Takedown, with no additional accumulation profit participation.


               8. Direct Sales Authorization. We authorize you to sell for our account to retail accounts or to dealers (including one or more of the Underwriters) such of our Units as you shall determine. Sales of Units to retail accounts or to dealers shall be made for the account of any Underwriter in such manner as you may deem appropriate. Our liability to take and pay for Units under this Agreement shall be reduced to reflect any such sales of Units for our account. You shall advise us promptly on the Effective Date as to our Units reserved by you for sale to retail accounts or to dealers pursuant to this paragraph. You may advise us at any time thereafter that any Units so reserved for sale for our account and not sold are no longer so reserved and we shall then be responsible to take and pay for such Units as if they had not been reserved.

               You shall deliver to us for direct sale any Units held by you for our account and not reserved for sale to retail accounts or to dealers, and, with your consent, any Units held for our account which are so reserved from time to time in accordance with our instructions, and, upon payment to you by us of the then effective public offering price of such Units, plus accrued interest, adjusted for the Underwriters' Takedown.

               We authorize you to sell for our account to other Underwriters such of our Units held by you for our account as you shall determine which are not reserved by you for sale to retail accounts or to dealers or, in accord with the preceding paragraph, delivered to us for direct sale provided that (i) such sales shall be made only to Underwriters to whom you shall have delivered all of their Units not reserved for sale to retail accounts or to dealers and
(ii) such sales shall be mode for the account of each Underwriter

                                            -5-
C/M  11939.0001 407239.1
for whose account you hold unreserved Units in such manner as you may deem appropriate.

               You may, and any of the other Underwriters may with your consent, make purchases and sales of Units from or to any other Underwriter at the then effective public offering price, plus accrued interest, adjusted for the Underwriters' Takedown.

               You shall advise us as soon as practicable of any sales made by you for our account pursuant to this Section 8.

               From time to time prior to the termination of this Agreement, on your request, we will advise you of Units remaining unsold which were delivered to us, and, on your request, we shall deliver to you any such Units remaining unsold for sale for our account to retail accounts or, adjusted for the Underwriters' Takedown, to other Underwriters or dealers, all in the manner and subject to the limitations stated above.

               We understand that any Units sold for our account to retail accounts will be subject to a discount per Unit on purchases of 100 Units or more, as described in the Prospectus.


               9. Unit Repurchases. We understand and agree that you may, but are not obligated to, repurchase any Units which are tendered or offered to you by the holders thereof. If, during the term of this Agreement, you purchase or contract to purchase for the account of any Underwriter in the open market or otherwise Certificates for any Units which were retained by, or released to, us for direct sale, or any Certificates which may have been issued in exchange therefore or if any such Units shall be tendered to the Trustee for redemption, and which Units were therefore not effectively placed for investment by us, we authorize you to charge our account with an amount equal to the underwriter's concession with respect thereto, or to require us to repurchase such Units at a price equal to the total cost of such purchase, including accrued interest and commissions, if any, and transfer taxes on the redelivery.

               If, for any reason, during the term of this Agreement we do not sell all of our Unit Commitment, you agree to buy from us any unsold Units we have in our account at the then current bid price plus accrued interest.

               We agree that, until the termination of this Agreement, we will make no purchase of the Units other than (i) purchases provided for in this Agreement, (ii) purchases approved by you and (iii) purchases as a broker in executing unsolicited orders.


               10. Legal Opinion And Accountants' Letter. After notification of the Effective Date has been released by the Securities and Exchange Commission, there shall be furnished to us copies of all legal opinions and accountants' reports which are delivered to you as Depositor, the Trustee and the Trust.


               11. Indemnification. We agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus as amended and supplemented or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each

                                            -6-
C/M  11939.0001 407239.1
case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon or in conformity with information furnished to you by us for use in the preparation of the Registration Statement or the Prospectus or any amendment or supplement thereto. This indemnity agreement will be in addition to any liability which we may otherwise have.

               In case any action shall be brought against any Underwriter or any person controlling such Underwriter based upon the Registration Statement or the Prospectus or any amendment or supplement thereto in respect of which indemnity may be sought against us, if such Underwriter shall promptly notify us in writing, we shall assume the defense thereof, including the employment of counsel and the payment of all expenses. Any Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel has been specifically authorized by us. We shall not be liable for any settlement of any such action effected without our consent but if settled with our consent or if there will be a final judgment for the plaintiff in any such action, we agree to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss or liability by reason of such settlement or judgment.

               The indemnity agreement contained in this Section 11 shall remain operative and in full force and effect regardless of (i) the termination of this Agreement and (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter.


               12. Substitution. Until the termination of this Agreement, we authorize you to arrange for the substitution hereunder of other persons, who may include you and us, for all or any part of the commitment of any non-defaulting Underwriter with the consent of such Underwriter, and of any defaulting Underwriter without his consent, upon such terms and conditions as you may deem advisable, provided that such substitution shall not in any way affect the liability of any defaulting Underwriter to the other Underwriters for damages from such default, nor relieve any other Underwriter of any obligation under this Agreement. The expenses chargeable to the account of any defaulting Underwriter and not paid for by it or by the person substituted for such Underwriter and any additional losses or expenses arising from such default shall be considered to be expenses of the underwriting account and shall be charged against the accounts of the non-defaulting Underwriters in proportion to their respective Underwriting Percentages.

               In the event that you shall for any reason cease to act as Depositor of the Trust prior to the termination of the Trust Agreement, we hereby authorize the Trustee to select a substitute Depositor as provided in the Trust Agreement.


               13. Termination. This Agreement shall terminate 30 days after the Public Offering Date unless sooner terminated by you, provided that you may extend this Agreement for not more than four successive periods of 30 days each upon notice to us and each of the other Underwriters.

               Upon termination of this Agreement, or prior thereto, at your discretion, (i) you shall deliver to us Certificates for any Units received by you for our account and not theretofore delivered to us and Certificates for any Units held by you for our account and (ii) after (a) crediting to our account advances made by us to you pursuant to Section 4 and payments made to you on account of Units sold by you for our account or delivered by you to us,
(b) charging or crediting to our account our share of any profit or loss in

                                            -7-
C/M  11939.0001 407239.1
the Accumulation Account and (c) making such other credits or charges to our account as are authorized by the provisions of this Agreement, our account hereunder shall be settled and any amount due and owing thereunder shall be paid by you or by us, as the case may be. The determination by you as Depositor and Managing Underwriter of the amount to be paid to or by us in settlement of our account shall be final and conclusive.

               Notwithstanding any settlement on the termination of this Agreement, we agree to pay our Underwriting Percentage share of any amount payable on account of any claim, demand or liability which may be asserted against the Underwriters, or any of them, based on the claim that the Underwriters constitute an association, unincorporated business or other separate entity and our Underwriting Percentage of any expenses incurred by you in defending against any such claim, demand or liability. We also agree to pay any stamp taxes which may be assessed and paid after such settlement on account of any units received or sold hereunder for our account.

               Notwithstanding any termination of this Agreement, no sale of the Units shall be made by us at any time except in conformity with the provisions of Section 22(d) of the 1940 Act.

               We agree that if, within ninety days from the time the Registration Statement shall have become effective, either (i) the net worth of the Trust shall be reduced to less than $100,000 or (ii) the Trust shall have been terminated, then we will refund, on demand and without deduction, all sales charges to purchasers of Units from us or any dealer participating in the distribution of our Units.


               14. Underwriting Commitment. We hereby commit on the terms and conditions of this Agreement to purchase and pay for the number of Units set forth opposite our name in Schedule B ("Unit Commitment"). Except for the right to decrease our Unit Commitment granted to you above, and except as provided in
Section 11, our Unit Commitment may be increased or decreased only by mutual written agreement between us and you at any time prior to the date the Underlying Debt Obligations are deposited in the Trust.

               Our percentage interest ("Underwriting Percentage") and the percentage interest of each Underwriter in the total Units to be offered shall be expressed by the following ratio:

        Unit Commitment = Underwriting Percentage
        ---------------
          Total Units

The final determination of the respective Underwriting Percentages of all Underwriters shall be made by you as of the date the Underlying Debt Obligations are deposited in the Trust.

               You are authorized to increase or decrease the number of Units (and, correspondingly, the amount of Underlying Debt Obligations) to be offered if you shall deem it advisable and practicable to do so. In the event you shall elect to decrease the number of Units hereunder, you shall have the right to decrease our Unit Commitment proportionately by notifying us of such election by telephone and promptly confirm by telegraph or writing.

               You are authorized to amend Schedule A to add additional Underwriters as you deem advisable in which case such Underwriters shall be deemed to have been parties to this Agreement as of the date of its confirmation by you. Any deletion of Underwriters from Schedule A by you to reflect their withdrawal from this underwriting participation shall be subject to reservation of all our rights with respect to them conferred in us by this Agreement.

                                            -8-
C/M  11939.0001 407239.1

               15. Advertising. Public advertisement of the offering may (but need not) be made by you on your behalf or on behalf of the Underwriters on such date as you shall determine. Such public advertisement may bear the name of the Sponsor alone or the names of any or all Underwriters unless any Underwriter shall notify you that it does not wish its name to so appear. Any advertisement any Underwriter makes, or which any Underwriter permits any dealer which purchases Units from it to make, will be at the responsibility of such Underwriter and at such Underwriter's or dealer's expense, provided, however, that all such public advertisement shall conform to the rules and regulations of the Securities and Exchange Commission relating thereto and of the National Association of Securities Dealers, Inc. (the "NASD").


               16. Miscellaneous. Default by any one or more of the other Underwriters in respect of their several obligations under this Agreement shall not release us from any of our obligations hereunder.

               Nothing herein constitutes us partners with you or with the other Underwriters and the obligations of ourselves and of each of the other Underwriters are several and not joint.

               Nothing herein contained shall be deemed to protect or purport to protect any person against any liability to the Trust or the Certificateholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of the duties of such person, or by reason of such person's reckless disregard of such person's obligations and duties under this Agreement.

               Notices hereunder shall be deemed to have been duly given if telephoned and then promptly mailed or telegraphed to us at our address set forth in the Underwriters' Questionnaire, attached hereto as Exhibit A, or to you at your address set forth at the head of this Agreement.

               The headings contained in this Agreement are for reference purposes only and shall not affect its meaning or interpretation. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.


               17. Underwriting Participants. This Agreement is being executed by us and delivered to you in duplicate. Upon your confirmation hereof and of

                                            -9-
C/M  11939.0001 407239.1

Agreements in identical form with each of the other Underwriters, this Agreement shall constitute a valid and binding contract among us.


                               Very truly yours,

                                   Name of Firm:


                                             By:
                                                     (Authorized Signator)


                                        Address:



Confirmed as of the date set forth on
page 1 of this Agreement.

BEAR, STEARNS & CO. INC.
Depositor and Managing Underwriter




Acting severally on its own behalf and
 on behalf of the other several
Underwriters named in Schedule A hereto.



                                            -10-
C/M  11939.0001 407239.1

                                   EXHIBIT A


                          UNDERWRITERS' QUESTIONNAIRE


Municipal Securities Trust
Bear, Stearns & Co. Inc.
55 Water Street
New York, New York 10041

Dear Sirs:

               In connection with the proposed public offering of Units of fractional undivided interest (the "Units") in Bear, Stearns Unit Investment Trust (the "Trust") and for use in any registration statement or prospectus relating to such Units and pursuant to the Master Agreement Among Underwriters dated as of December 31, 1986, the undersigned, as a proposed underwriter, advises you as follows:

               Our exact name and address (including zip code) as they should appear in the prospectus, are as follows:





               We are a (check one) Corporation Partnership Sole Proprietorship organized or existing under the laws of the State of ______________________.

               We are a member of the National Association of Securities Dealers, Inc. and are registered with the Securities and Exchange Commission as a broker or dealer pursuant to Section 15(b) of the Securities Exchange Act of 1934.

               We represent that our participation in the offering of the Units will not place us in violation of Rule 15c3-1 of the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the rules of any securities exchange of which we are a member.

               Except as indicated below, other than as may be stated in the Registration Statement under the Securities Act of 1933 relating to the Units or in any prospectus filed as part thereof, or any registration statement relating to the Trust under the Investment Company Act of 1940, or the Agreement Among Underwriters:

               (a) neither we nor any "affiliated person", as defined in
Section 2(a)(3) of the Investment Company Act of 1940, have received, nor do we know of any arrangement whereby we or any such persons will receive, any profits or other benefits through the sale or purchase of the Units or interests therein, or the deposited bonds or interests herein;

               (b) we do not know of any arrangement to limit or restrict the sale of the Units for the period of distribution, to stabilize the market for the Units or the deposited bonds, for withholding commissions, or otherwise to hold each underwriter or dealer responsible for the distribution of its participation, nor do we know of any current agreements or arrangements with dealers, agents or salesmen with respect to commissions, discounts, overriding commissions, territories, franchises and the like with respect to the offering of the Units.


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               (c) we have not received, nor do we know of any arrangement whereby we are to receive any fees from the sale of the Units or from any other functions to be performed by us in connection therewith.

               We have never acted in any capacity with respect to any investment company or companies other than the Trust except to sell securities of other investment companies as a member of underwriting groups or selling groups or as agents of such companies, to execute orders for the purchase and sale of securities of such companies, or to sell securities to or purchase securities from any such companies in our capacity as a broker or dealer in securities.

                           (State exceptions, if any)




               We will notify you immediately in the event of any development before the date of completion of the public offering of the Units which makes untrue or incomplete any of the above statements.






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               We will keep an accurate record of the names and addresses of all persons to whom we give copies of the Registration Statement or any amendments thereto, or any preliminary or final prospectus relating to the Units and, when furnished with copies of any subsequent amendment or supplement to the Registration Statement or any prospectus or any memorandum outlining changes in the Registration Statement or any prospectus, we will promptly forward copies to such persons.

                                       Very truly yours,


                                       ----------------------------
                                       (Official Firm Signature)


                                       By:
                                            (Signature of Officer or Partner)


                                       Title:


Dated:




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                                   SCHEDULE A

                             [List of Underwriters]



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


                                   SCHEDULE B
                                       TO
                      MASTER AGREEMENT AMONG UNDERWRITERS
                               FORM OF ACCEPTANCE


                                                          _______________, 198_


Name of Underwriter:  ____________________________________
                                    [insert name]

Re: Bear Stearns Unit Investment Trust:________________ Municipal Securities Trust, ____________ Series _____________________/____ Discount Series [insert series name and number]

Unit Commitment: __________Units  Expected Date of Proposed Offering: _________
                   [number]                                          [insert]

               For purposes of this Trust, the Underwriters' Takedown per unit shall be as follows: Municipal Trusts - $38.00; Municipal Discount Trusts - $22.50


               We accept the invitation to participate as one of the Underwriters of the above-referenced Trust, with a commitment up to the amount specified above, and have indicated below our preference with respect to the Accumulation Account, pursuant to the Master Agreement Among Underwriters dated as of December 31, 1986, and confirm that the representations and warranties set forth in Exhibit A thereto are true and correct as of the date hereof.

                               Name of Firm:


                                         By:
                                              (Signature of Authorized Signator)


                                    Address:




                        Schedule of Accumulation Account
                              Profit Participation

                    Units                                         Participation

                   100-249                                       60% per Unit
                   250+                                          75% per Unit



C/M  11939.0001 407239.1